POWER OF ATTORNEY


The undersigned,
being a person required
to file a statement
under Section 16(a) of
the Securities Exchange
Act of 1934, as amended
(the '1934 Act'), with
respect to
Fiduciary/Claymore MLP
Opportunity Fund ("FMO"),
Guggenheim Build America
Bonds Managed Duration
Trust ("GBAB"),
Guggenheim Strategic
Opportunities Fund
("GOF"), Guggenehim
Equal Weight Enhanced
Equity Income Fund
("GEQ"), Guggenheim
Enhanced Equity
Strategy Fund
("GGE"), and
Guggenheim Credit
Alloction Fund
("GGM"), each a Delaware
Statutory trust, and
Guggenheim Enhanced
Equity Income Fund
("GPM"), a
Massachusetts business
trust, here authorizes,
designates and appoints
Amy J. Lee, Mark E.
Mathiasen or Michael
P. Megaris to act as
attorney-in-fact to
execute and file
statements on Form 3,
Form 4 and Form 5 and
any successor forms
adopted by the
Securities Exchange
Commission, as required
by the 1934 Act and the
Investment Company Act
of 1940, as amended, and
the rules thereunder,
and to take such other
actions as such
attorney-in-fact may
deem necessary or
appropriate in
connection with such
statements, hereby
confirming and ratifying
all actions that such
attorney-in-fact has
taken or may take in
reliance hereon.  This
power of attorney shall
continue in effect until
the undersigned no
longer has an obligation
to file statements under
the section cited above,
or until specifically
terminated in writing by
the undersigned.

IN WITNESS WHEREOF,
the undersigned has duly
executed this power of
attorney on the 30th day
of October, 2014.



Signature


/s/ Nikolaos Bonos